Exhibit 23.7

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-211259) of South Jersey Industries, Inc. of our report dated February 11, 2016 relating to the financial statements of Elizabethtown Gas, which appears in the Current Report on Form 8‑K of South Jersey Industries, Inc. dated April 17, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
April 17, 2018